EXHIBIT 99.1

NEW WORLD REPORTS SETTLEMENT OF OUTSTANDING LITIGATION WITH FORMER
CHIEF FINANCIAL OFFICER

New World Restaurant Group, Inc. today announced that the company and Jerry Novack, the former Chief Financial Officer, have resolved their outstanding litigation to the mutual satisfaction of both parties.  Paul Murphy, Chief Executive Officer of New World, commented:  “Both parties are glad the litigation is over and New World wishes Mr. Novack well in his future endeavors.  We thank him for his years of service with the company.”

New World is a leading company in the quick casual restaurant industry. The company operates locations primarily under the Einstein Bros. and Noah’s New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands.  As of December 28, 2004, the company’s retail system consisted of 453 company-operated locations, as well as 182 franchised, and 56 licensed locations in 33 states, plus D.C. The company also operates a dough production facility.